                                  MAXCO, INC.
         EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS



                                                                    Three Months Ended September 30,
                                                                        1997                1996
                                                                   (In thousands except per share data)
NET INCOME FOR COMPUTATION
  OF PER SHARE AMOUNTS
Net income from continuing operations                                    $1,432             $   662
Net income from discontinued operations                                                      21,782
                                                                         ------             -------
Net income                                                                1,432              22,444
Preferred stock dividends and other                                        (103)                (53)
Net Income Attributable To Common Stock-Primary
  Continuing operations                                                   1,329                 609
  Discontinued operations                                                                    21,782
                                                                         ------             -------
                                                                          1,329              22,391
                                                                         ======             =======
Net Income Attributable To Common Stock-Fully Diluted
  Continuing operations                                                   1,329                 636
  Discontinued operations                                                                    21,782
                                                                         ------             -------
                                                                          1,329              22,418
                                                                         ======             =======
PRIMARY
Average shares outstanding                                                3,384               3,917
Net effect of dilutive stock options--based on the
  Treasury Stock Method using average market price                           83                  87
                                                                         ------             -------
                                                      TOTAL               3,467               4,004
Net income per share:
  Continuing operations                                                    $.38                $.15
  Discontinued operations                                                                      5.44
                                                                         ------             -------
                                                                           $.38             $  5.59
                                                                         ======             =======
FULLY DILUTED
Average shares outstanding                                                3,384               3,917
Net effect of dilutive stock options--based on the Treasury
  Stock Method using the quarter-end market price if
  higher than average market price                                           89                  87

Assumed conversion of series two 12% cumulative
  redeemable convertible preferred stock                                                        232
                                                                         ------             -------
                                                      TOTAL               3,473               4,236
Net income per share:
  Continuing operations                                                  $  .38                $.15
  Discontinued operations                                                                      5.14
                                                                         ------             -------
                                                                         $  .38             $  5.29
                                                                         ======             =======

                                  MAXCO, INC.
         EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS



                                                                       Six Months Ended September 30,
                                                                          1997                1996
                                                                     (In thousands except per share data)
NET INCOME FOR COMPUTATION
  OF PER SHARE AMOUNTS
Net income from continuing operations                                    $2,757             $   801
Net income from discontinued operations                                                      22,090
                                                                         ------             -------
Net income                                                                2,757              22,891
Preferred stock dividends and other                                        (186)               (109)
Net Income Attributable To Common Stock-Primary
  Continuing operations                                                   2,571                 692
  Discontinued operations                                                                    22,090
                                                                         ------             -------
                                                                          2,571              22,782
                                                                         ======             =======
Net Income Attributable To Common Stock-Fully Diluted
  Continuing operations                                                   2,571                 746
  Discontinued operations                                                                    22,090
                                                                         ------             -------
                                                                          2,571              22,836
                                                                         ======             =======
PRIMARY
Average shares outstanding                                                3,447               4,075
Net effect of dilutive stock options--based on the
  Treasury Stock Method using average market price                           69                  85
                                                                         ------             -------
                                                      TOTAL               3,516               4,160
Net income per share:
  Continuing operations                                                    $.73                $.17
  Discontinued operations                                                                      5.31
                                                                         ------             -------
                                                                           $.73               $5.48
                                                                         ======             =======
FULLY DILUTED
Average shares outstanding                                                3,447               4,075
Net effect of dilutive stock options--based on the Treasury
  Stock Method using the quarter-end market price if
  higher than average market price                                           89                  85
Assumed conversion of series two 12% cumulative
  redeemable convertible preferred stock                                                        232
                                                                         ------             -------
                                                      TOTAL               3,536               4,392
Net income per share:
  Continuing operations                                                    $.73                $.17
  Discontinued operations                                                                      5.03
                                                                         ------             -------
                                                                         $  .73             $  5.20
                                                                         ======             =======


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